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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-48021, No. 33-52700, No. 33-80172, No. 33-84022, No. 33-71080, No. 33-80170,
No. 333-03125, and No. 31027 of Metatec Corporation on Form S-8 and Registration Statement No. 333-03123 on Form S-3 of our reports dated February 25, 1999, included in this Annual Report on Form 10-K of Metatec Corporation for the year ended December 31, 1998.




/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
March 29, 1999
Columbus, Ohio